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Enhanced Execution, Fresh Portfolio of Exciting Vehicles Drive Ford's Strong Q1 Profitability, As Trust in Company Rises

- First-quarter revenue increases to $36.2 billion, producing net income of $3.3 billion, best since 2011, and record adjusted EBIT of $4.8 billion
- Balance sheet remains strong: cash exceeding $31 billion, total liquidity above $47 billion
- Popularity of evolving lineup of must-have products – including Mustang Mach-E, 2021 F-150 and Bronco Sport – added to profitable growth in North America
- Total automotive EBIT outside North America was $454 million, $980 million better than same quarter a year ago
- Underlying trajectory of business improving; full-year adjusted EBIT now expected to be $5.5 billion to $6.5 billion, including ~$2.5 billion adverse effect from semiconductor shortage

DEARBORN, Mich., April 28, 2021 – First-quarter operating improvements around the globe, customer receptivity to new products, and the company's skillful management of the effects from a worldwide semiconductor shortage contributed to one of Ford's strongest operating performances in years.

"Our team is relentlessly executing our plan to turn around our automotive business so that we can create and deliver the high-value, always-on experience that our Ford and Lincoln customers deserve," said Jim Farley, Ford's president and CEO. "There's no question we're becoming a stronger, more resilient company."

Company Key Metrics Summary

	First Quarter		
	2020	2021	H / (L)
Market Share (%)	6.0 %	5.3 %	(0.6) ppts
Wholesale Units (000)	1,126	1,062	(6) %
GAAP			
Cash Flows From Op. Activities ($B)	$ (0.5)	$ 4.5	$ 5.0
Revenue ($B)	34.3	36.2	6 %
Net Income / (Loss) ($B)	(2.0)	3.3	5.3
Net Income / (Loss) Margin (%)	(5.8) %	9.0 %	14.8 ppts
EPS (Diluted)	$ (0.50)	$ 0.81	$ 1.31
Non-GAAP			
Company Adj. Free Cash Flow ($B)	$ (2.2)	$ (0.4)	$ 1.8
Company Adj. EBIT ($B)	(0.6)	4.8	5.4
Company Adj. EBIT Margin (%)	(1.8) %	13.3 %	15.1 ppts
Adjusted EPS (Diluted)	$ (0.23)	$ 0.89	$ 1.12
Adjusted ROIC (Trailing Four Qtrs)	2.5 %	8.2 %	5.7 ppts

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Quarterly adjusted EBIT (earnings before interest and taxes) of $4.8 billion included a noncash gain of $902 million on Ford's investment in Rivian. The gain, from Rivian's Series F funding round in January, was factored into 2021 guidance Ford provided in early February. Adjusted EBIT additionally benefited from robust customer demand for the company's new products, tight vehicle inventories and favorable year-over-year cost performance.

The strength of Ford's first-quarter results was geographically broad-based, with automotive EBIT outside North America totaling $454 million, compared with a loss of $526 million last year.

Reported first-quarter cash flow from operations was $4.5 billion. Despite the strong quarterly adjusted EBIT, adjusted free cash flow was negative $396 million, primarily reflecting the temporary effects of adverse timing differences and higher inventory as a result of the global semiconductor shortage.

Ford CFO John Lawler said semiconductor availability, which was exacerbated by a fire at a supplier plant in Japan in March, will get worse before it gets better. Currently, the company believes that the issue will bottom out during the second quarter, with improvement through the remainder of the year.

In the meantime, he said the company's attention is on managing the supply chain around the clock, every day, and enhancing execution in Ford's underlying business. As examples of the latter, he pointed to recent high-quality launches of the Mustang Mach-E SUV, all-new 2021 F-150 pickup and Bronco Sport SUV. First-quarter warranty costs improved by more than $400 million from a year ago.

"Seeing our people transforming Ford at the same time they're navigating the effects of a global pandemic and serious supply chain issues is impressive and gratifying," said Lawler. "We're changing the trajectory of our earnings power and our ability to invest in customer experience and growth."

Customers appear to be noticing. Data intelligence company Morning Consult last week reported Ford among the companies in U.S. gaining consumer trust. The improvement was attributed chiefly to Ford engineering, producing and distributing millions of pieces of equipment to help protect communities amid the COVID-19 pandemic.

Regional Highlights

Q1 Automotive Results	North America	South America	Europe	China	IMG	Total Auto
Market Share (%)	12.5 %	3.6 %	7.2 %	2.3 %	1.7 %	5.3 %
H / (L) Q1 20	(1.1) ppts	(3.3) ppts	0.3 ppts	0.1 ppts	0.2 ppts	(0.6) ppts
Wholesales (000)	533	18	278	150	82	1,062
H / (L) Q1 20	(14) %	(70) %	(4) %	85 %	5 %	(6) %
Revenue ($B)	$ 23.0	$ 0.4	$ 7.1	$ 0.8	$ 2.3	$ 33.6
H / (L) Q1 20	5 %	(40) %	13 %	39 %	15 %	7 %
EBIT ($M)	$ 2,949	$ (73)	$ 341	$ (15)	$ 201	$ 3,403
H / (L) Q1 20	$ 2,577	$ 39	$ 489	$ 226	$ 226	$ 3,557
EBIT Margin (%)	12.8 %	(16.7) %	4.8 %	(1.8) %	8.9 %	10.1 %
H / (L) Q1 20	11.1 ppts	(1.3) ppts	7.2 ppts	38.8 ppts	10.2 ppts	10.6 ppts

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3 Ford’s first-quarter revenue in North America increased 5% to $23.0 billion, benefiting from strong customer demand for Mustang Mach-E, the all-new 2021 F-150 and Bronco Sport and tight vehicle inventories related to semiconductor-related production declines. SUVs and pickups both accounted for increased shares of regional sales. EBIT rose to $2.9 billion. The semiconductor shortage has prompted Ford to accelerate modernization of its sales processes – incorporating new ordering capabilities to make them more appealing to customers, raise inventory turn rates, and reduce and maintain inventories below traditional levels. Mustang Mach-E illustrates the related potential: 70% of customers who purchased the battery- electric SUV are new to Ford. So far, two-thirds of reservations for the all-electric SUV have been converted to orders. Further enhancements to the online shopping process – developed in collaboration with dealers – went “live” in March. The reservations-to-orders rate is similar for the reimagined, all-new Bronco, sales of which are expected to start this summer. Ford is also making good on its commitment to lead the electrification revolution in transportation. In addition to bringing more electrified vehicles to market, the company this week announced formation of a new global battery center of excellence, Ford Ion Park, to accelerate research and development of battery and battery-cell technology and include future battery manufacturing. In Europe, Ford generated $7.1 billion in revenue, up 13%, and $341 million in EBIT, more than reversing a year-ago loss; and posted an EBIT margin of 4.8%. The company introduced the new FORDLiive uptime system for commercial customers while at the same time increasing its share of the regional commercial-vehicles market to a record level. Also during the quarter, Ford Otosan, the company’s joint venture in Turkey, was confirmed as the source for a next- generation one-tonne commercial van. The van will be sold as part of Ford’s Transit lineup and by Volkswagen through a strategic alliance between the two companies. During the quarter, Ford began shipping the Mustang Mach-E to customers in Europe and announced plans to invest $1 billion to create the Ford Cologne Electrification Center to manufacture EVs. The company expects 100% of its passenger vehicles to be all-electric – and two-thirds of its commercial vehicles to be all-electric or plug-in hybrids – in Europe by 2030. Best-ever first-quarter retail sales of Lincoln-brand vehicles in China – 90% of which are now locally built – helped Ford to a nearly break-even EBIT. The first quarter was the fourth straight quarter of year-over-year EBIT improvement. Volumes of higher-end Ford SUVs and commercial vehicles were also strong. Light trucks, vans, buses and pickups accounted for 48% of the company’s China sales. At last week’s Shanghai Auto Show, Ford introduced additions to its rapidly expanding portfolio of vehicles for China. They included the Escape plug-in hybrid SUV; a localized version of the all-electric Mustang Mach-E; and the fully networked EVOS, the first product from Ford’s China 2.0 plan. Ford continued to turn around its business in South America, where an EBIT loss of $73 million represented a sixth consecutive quarter of better year-over-year results. A significant restructuring of Ford’s operations in the region, announced in January, is proceeding as planned, with structural costs in the period down one-third. Competitively, the company had strong quarterly sales of the Ranger pickup, gaining more than two points of share for the flagship product.

4 The International Markets Group turned in its highest quarterly EBIT to date with 18% lower structural costs and was profitable in all markets except India. Shares for the Ranger and the Everest SUV both were up and exceeded 14%. In February, Ford said it will spend more than $1 billion to update and boost production capacity at the plant in Silverton, South Africa, where IMG manufactures Ranger. The project represents one of the largest-ever investments in the South Africa automotive industry. Within Ford Mobility, Argo AI and Ford are now simulating ride-hail and delivery operations during daily fleet testing in six U.S. cities, ahead of multiple customer pilot programs that are scheduled to begin later this year. Ford AV LLC marked its third anniversary in Miami with the significant addition of a new command center. Ford’s Spin subsidiary continues to progress, improving per-trip economics more than 60% from first-quarter 2020. Ford Credit’s operating performance, like its balance sheet, was again strong. Earnings before taxes of $1.0 billion – higher than in the fourth quarter of 2020 and significantly ahead of the year-ago quarter, when results were held down by anticipated pandemic-related effects on the unit’s activities. Outlook Lawler said Ford was among the first automakers to identify the potential for a 10% to 20% adverse effect on manufacturing volumes from increasing constraints on global semiconductor supplies entering 2021. In early February, the company said the risk had the potential to reduce Ford’s full-year adjusted EBIT by $1 billion to $2.5 billion. Ford has updated its 2021 outlook to account for expanded consequences from the semiconductor shortage, made worse by the recent supplier fire in Japan. While the issue is a significant headwind to the company, Lawler said Ford is taking definitive actions to address a range of possible outcomes. Largely because of the additional effect of the supplier fire, Ford now expects to lose about 50% of its planned second-quarter production, up from 17% in the first quarter – again, implying that Q2 will be the trough of the issue. Ford anticipates the flow of semiconductors from the Japan supplier to resume by the end of the second quarter – but, like many others in the industry, that the broader global semiconductor shortage may not be fully resolved until 2022. The company now assumes that it will lose 10% of planned second-half 2021 production. All told, Ford now expects to lose about 1.1 million units of production this year to the semiconductor shortage. Accordingly, the company anticipates full-year 2021 adjusted EBIT to be between $5.5 billion and $6.5 billion, including an adverse effect of about $2.5 billion from the semiconductor issue. Adjusted free cash flow for the full year is projected to be $500 million to $1.5 billion. Upcoming Ford will hold a capital markets day strategic briefing on Wednesday, May 26. The virtual event will start at 9:15 a.m. EDT. More details will be provided soon. The company plans to report its second-quarter 2021 financial results after close of market on Wednesday, July 28. # # #

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford trucks, utility vehicles, and cars – increasingly including electrified versions – and Lincoln luxury vehicles; provides financial services through Ford Motor Credit Company; and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected vehicle services. Ford employs approximately 186,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

Conference Call Details
Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2021 first-quarter financial results at 4:05 p.m. ET on Wednesday, April 28. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and Marion Harris, CEO, Ford Motor Credit, will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

Ford First-Quarter Earnings Call: Wednesday, April 28, at 5:00 p.m. ET
Toll-Free: 877.870.8664
International: +1.970.297.2423
Passcode: Ford Earnings
Web: shareholder.ford.com

Replay
Available after 8:00 p.m. ET on April 28 and through May 5
Web: shareholder.ford.com
Toll-Free: 855.859.2056
International: +1.404.537.3406
Conference ID: 7595983

The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the April 28, 2021, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.
- References to company and business unit records are since at least 2009.

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6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of its Plan; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and mobility industries; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

7 • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2020 2021 First Quarter (unaudited) Cash flows from operating activities Net income/(loss) $ (1,993) $ 3,262 Depreciation and tooling amortization 2,444 2,103 Other amortization (302) (361) Provision for credit and insurance losses 598 (36) Pension and other post-retirement employee benefits (“OPEB”) expense/(income) (178) (318) Equity investment dividends received in excess of (earnings)/losses 118 68 Foreign currency adjustments 338 350 Net unrealized (gain)/loss on Other Investments 8 (914) Net (gain)/loss on changes in investments in affiliates (15) (166) Stock compensation 38 41 Provision for deferred income taxes 702 427 Decrease/(Increase) in finance receivables (wholesale and other) (1,080) 2,699 Decrease/(Increase) in accounts receivable and other assets 39 (588) Decrease/(Increase) in inventory (1,177) (2,176) Increase/(Decrease) in accounts payable and accrued and other liabilities 194 193 Other (207) (92) Net cash provided by/(used in) operating activities (473) 4,492 Cash flows from investing activities Capital spending (1,780) (1,368) Acquisitions of finance receivables and operating leases (12,184) (11,695) Collections of finance receivables and operating leases 12,709 12,482 Proceeds from sale of business 1,340 7 Purchases of marketable securities and other investments (8,244) (11,580) Sales and maturities of marketable securities and other investments 4,998 11,686 Settlements of derivatives 131 31 Other (84) (54) Net cash provided by/(used in) investing activities (3,114) (491) Cash flows from financing activities Cash payments for dividends and dividend equivalents (596) (3) Purchases of common stock — — Net changes in short-term debt (622) 273 Proceeds from issuance of long-term debt 26,691 6,931 Principal payments on long-term debt (12,948) (14,892) Other (71) (102) Net cash provided by/(used in) financing activities 12,454 (7,793) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (448) (93) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 8,419 $ (3,885) Cash, cash equivalents, and restricted cash at beginning of period $ 17,741 $ 25,935 Net increase/(decrease) in cash, cash equivalents, and restricted cash 8,419 (3,885) Cash, cash equivalents, and restricted cash at end of period $ 26,160 $ 22,050

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended March 31, 2020 2021 First Quarter (unaudited) Revenues Automotive $ 31,342 $ 33,554 Ford Credit 2,967 2,663 Mobility 11 11 Total revenues 34,320 36,228 Costs and expenses Cost of sales 30,522 29,297 Selling, administrative, and other expenses 2,432 2,843 Ford Credit interest, operating, and other expenses 2,924 1,624 Total costs and expenses 35,878 33,764 Operating income/(loss) (1,558) 2,464 Interest expense on Company debt excluding Ford Credit 227 473 Other income/(loss), net 680 1,872 Equity in net income/(loss) of affiliated companies (41) 79 Income/(Loss) before income taxes (1,146) 3,942 Provision for/(Benefit from) income taxes 847 680 Net income/(loss) (1,993) 3,262 Less: Income/(Loss) attributable to noncontrolling interests — — Net income/(loss) attributable to Ford Motor Company $ (1,993) $ 3,262 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ (0.50) $ 0.82 Diluted income/(loss) (0.50) 0.81 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,963 3,980 Diluted shares 3,963 4,016

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 March 31, 2021 (unaudited) ASSETS Cash and cash equivalents $ 25,243 $ 21,826 Marketable securities 24,718 24,281 Ford Credit finance receivables, net of allowance for credit losses of $394 and $374 42,401 40,664 Trade and other receivables, less allowances of $84 and $56 9,993 10,448 Inventories 10,808 12,742 Assets held for sale 47 335 Other assets 3,534 3,636 Total current assets 116,744 113,932 Ford Credit finance receivables, net of allowance for credit losses of $911 and $849 55,277 52,570 Net investment in operating leases 27,951 27,811 Net property 37,083 36,361 Equity in net assets of affiliated companies 4,901 4,694 Deferred income taxes 12,423 12,103 Other assets 12,882 13,348 Total assets $ 267,261 $ 260,819 LIABILITIES Payables $ 22,204 $ 23,492 Other liabilities and deferred revenue 23,645 20,995 Debt payable within one year Company excluding Ford Credit 1,374 1,061 Ford Credit 49,969 48,410 Liabilities held for sale — 291 Total current liabilities 97,192 94,249 Other liabilities and deferred revenue 28,379 28,707 Long-term debt Company excluding Ford Credit 22,633 24,819 Ford Credit 87,708 78,382 Deferred income taxes 538 688 Total liabilities 236,450 226,845 EQUITY Common Stock, par value $0.01 per share (4,038 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,290 22,240 Retained earnings 18,243 21,502 Accumulated other comprehensive income/(loss) (8,294) (8,370) Treasury stock (1,590) (1,585) Total equity attributable to Ford Motor Company 30,690 33,828 Equity attributable to noncontrolling interests 121 146 Total equity 30,811 33,974 Total liabilities and equity $ 267,261 $ 260,819

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended March 31, 2021			
	First Quarter			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income	$ 2,417	$ 845	$ —	$ 3,262
Depreciation and tooling amortization	1,525	578	—	2,103
Other amortization	32	(393)	—	(361)
Provision for credit and insurance losses	(1)	(35)	—	(36)
Pension and OPEB expense/(income)	(318)	—	—	(318)
Equity investment dividends received in excess of (earnings)/losses	73	(5)	—	68
Foreign currency adjustments	301	49	—	350
Net unrealized (gain)/loss on Other Investments	(914)	—	—	(914)
Net (gain)/loss on changes in investments in affiliates	(165)	(1)	—	(166)
Stock compensation	39	2	—	41
Provision for deferred income taxes	414	13	—	427
Decrease/(Increase) in finance receivables (wholesale and other)	—	2,699	—	2,699
Decrease/(Increase) in intersegment receivables/payables	(772)	772	—	—
Decrease/(Increase) in accounts receivable and other assets	(624)	36	—	(588)
Decrease/(Increase) in inventory	(2,176)	—	—	(2,176)
Increase/(Decrease) in accounts payable and accrued and other liabilities	397	(204)	—	193
Other	(125)	33	—	(92)
Interest supplements and residual value support to Ford Credit	(609)	609	—	—
Net cash provided by/(used in) operating activities	$ (506)	$ 4,998	$ —	$ 4,492

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (1,358)	$ (10)	$ —	$ (1,368)
Acquisitions of finance receivables and operating leases	—	(11,695)	—	(11,695)
Collections of finance receivables and operating leases	—	12,482	—	12,482
Proceeds from sale of business	7	—	—	7
Purchases of marketable and other investments	(7,879)	(3,701)	—	(11,580)
Sales and maturities of marketable securities and other investments	7,088	4,598	—	11,686
Settlements of derivatives	(25)	56	—	31
Other	(54)	—	—	(54)
Investing activity (to)/from other segments	1,000	—	(1,000)	—
Net cash provided by/(used in) investing activities	$ (1,221)	$ 1,730	$ (1,000)	$ (491)

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (3)	$ —	$ —	$ (3)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(295)	568	—	273
Proceeds from issuance of long-term debt	2,300	4,631	—	6,931
Principal payments on long-term debt	(78)	(14,814)	—	(14,892)
Other	(91)	(11)	—	(102)
Financing activity to/(from) other segments	—	(1,000)	1,000	—
Net cash provided by/(used in) financing activities	$ 1,833	$ (10,626)	$ 1,000	$ (7,793)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (26)	$ (67)	$ —	$ (93)

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12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended March 31, 2021 First Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 33,565 $ 2,663 $ 36,228 Total costs and expenses 32,140 1,624 33,764 Operating income/(loss) 1,425 1,039 2,464 Interest expense on Company debt excluding Ford Credit 473 — 473 Other income/(loss), net 1,954 (82) 1,872 Equity in net income/(loss) of affiliated companies 74 5 79 Income/(Loss) before income taxes 2,980 962 3,942 Provision for/(Benefit from) income taxes 563 117 680 Net income/(loss) 2,417 845 3,262 Less: Income/(Loss) attributable to noncontrolling interests — — — Net income/(loss) attributable to Ford Motor Company $ 2,417 $ 845 $ 3,262

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	March 31, 2021			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 10,957	$ 10,869	$ —	$ 21,826
Marketable securities	20,333	3,948	—	24,281
Ford Credit finance receivables, net	—	40,664	—	40,664
Trade and other receivables, net	3,973	6,475	—	10,448
Inventories	12,742	—	—	12,742
Assets held for sale	321	14	—	335
Other assets	2,303	1,333	—	3,636
Receivable from other segments	158	1,075	(1,233)	—
Total current assets	50,787	64,378	(1,233)	113,932
Ford Credit finance receivables, net	—	52,570	—	52,570
Net investment in operating leases	1,251	26,560	—	27,811
Net property	36,141	220	—	36,361
Equity in net assets of affiliated companies	4,564	130	—	4,694
Deferred income taxes	11,937	166	—	12,103
Other assets	11,057	2,291	—	13,348
Receivable from other segments	—	34	(34)	—
Total assets	$ 115,737	$ 146,349	$ (1,267)	$ 260,819

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 22,365	$ 1,127	$ —	$ 23,492
Other liabilities and deferred revenue	19,661	1,334	—	20,995
Debt payable within one year	1,061	48,410	—	49,471
Liabilities held for sale	291	—	—	291
Payable to other segments	1,233	—	(1,233)	—
Total current liabilities	44,611	50,871	(1,233)	94,249
Other liabilities and deferred revenue	27,445	1,262	—	28,707
Long-term debt	24,819	78,382	—	103,201
Deferred income taxes	164	524	—	688
Payable to other segments	34	—	(34)	—
Total liabilities	$ 97,073	$ 131,039	$ (1,267)	$ 226,845

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14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share 2020 2021 Net income / (loss) attributable to Ford (GAAP) (1,993)$ 3,262$ Income / (Loss) attributable to noncontrolling interests - - Net income / (loss) (1,993)$ 3,262$ Less: (Provision for) / Benefit from income taxes (847) (680) Income / (Loss) before income taxes (1,146)$ 3,942$ Less: Special items pre-tax (287) (401) Income / (Loss) before special items pre-tax (859)$ 4,343$ Less: Interest on debt (227) (473) Adjusted EBIT (Non-GAAP) (632)$ 4,816$ Memo: Revenue ($B) 34.3$ 36.2$ Net income / (loss) margin (GAAP) (%) (5.8)% 9.0% Adjusted EBIT margin (%) (1.8)% 13.3% Q1 2020 2021 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) (1,993)$ 3,262$ Less: Impact of pre-tax and tax special items (1,074) (302) Adjusted net income - diluted (Non-GAAP) (919)$ 3,564$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,963 3,980 Net dilutive options, unvested restricted stock units and restricted stock* - 36 Diluted shares 3,963 4,016 Earnings / (Loss) per share - diluted (GAAP) (0.50)$ 0.81$ Less: Net impact of adjustments (0.27) (0.08) Adjusted earnings per share - diluted (Non-GAAP) (0.23)$ 0.89$ Q1 * In Q1 2020, there were 30 million shares excluded from the calculation of diluted earnings / (loss) per share, due to their anti-dilutive effect

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2021 Q1	Memo: Full Year 2020
Pre-Tax Results ($M)		
Income / (Loss) before income taxes (GAAP)	$ 3,942	$ (1,116)
Less: Impact of special items	(401)	(2,246)
Adjusted earnings before taxes (Non-GAAP)	$ 4,343	$ 1,130
Taxes ($M)		
(Provision for) / Benefit from income taxes (GAAP)	$ (680)	$ (160)
Less: Impact of special items	99	(670) *
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (779)	$ 510
Tax Rate (%)		
Effective tax rate (GAAP)	17.3%	(14.3)%
Adjusted effective tax rate (Non-GAAP)	17.9%	(45.1)%

* Full Year includes $(1.3)B expense related to the establishment of valuation allowances against primarily U.S. tax credits

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021
Net cash provided by / (used in) operating activities (GAAP)	$ 2,900	$ (473)	$ 9,115	$11,088	$ 4,539	$ 4,492
Less: Items Not Included in Company Adjusted Free Cash Flows						
Ford Credit operating cash flows	623	201	13,964	4,417	3,010	4,998
Funded pension contributions	(119)	(175)	(107)	(147)	(141)	(229)
Global Redesign (including separations)	(219)	(172)	(99)	(105)	(127)	(345)
Ford Credit tax payments / (refunds) under tax sharing agreement	293	407	18	44	8	4
Other, net	68	(15)	(178)	(431)	(214)	77
Add: Items Included in Company Adjusted Free Cash Flows						
Automotive and Mobility capital spending	(2,262)	(1,770)	(1,165)	(1,247)	(1,520)	(1,358)
Ford Credit distributions	475	343	826	831	1,290	1,000
Settlement of derivatives	31	(28)	64	(336)	129	(25)
Company adjusted free cash flow (Non-GAAP)	$ 498	$ (2,174)	$ (4,758)	$ 6,558	$ 1,902	$ (396)

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q1 2020 Ending Q1 2021 Adjusted Net Operating Profit After Cash Tax Net income / (loss) attributable to Ford (3.1)$ 4.0$ Add: Non-controlling interest - 0.0 Less: Income tax 0.3 0.0 Add: Cash tax (0.6) (0.4) Less: Interest on debt (1.0) (1.9) Less: Total pension / OPEB income / (cost) (2.5) (0.9) Add: Pension / OPEB service costs (1.0) (1.1) Net operating profit after cash tax (1.6)$ 5.2$ Less: Special items (excl. pension / OPEB) pre-tax (3.2) (0.7) Adj. net operating profit after cash tax 1.6$ 6.0$ Invested Capital Equity 29.7$ 34.0$ Redeemable non-controlling interest - - Debt (excl. Ford Credit) 30.5 25.9 Net pension and OPEB liability 12.2 12.2 Invested capital (end of period) 72.4$ 72.1$ Average invested capital 63.7$ 72.9$ ROIC* (2.5)% 7.2% Adjusted ROIC (Non-GAAP)** 2.5% 8.2% * Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) 2020 2021 Global Redesign Europe excl. Russia (0.1)$ (0.1)$ India (0.0) - South America (0.0) (0.3) Russia 0.0 0.0 China (0.0) (0.0) Separations and Other (Not Included Above) (0.0) (0.0) Subtotal Global Redesign (0.1)$ (0.4)$ NA Hourly Buyouts / Other (0.2)$ (0.0)$ Pension and OPEB Gain / (Loss) Pension and OPEB Remeasurement 0.0$ 0.1$ Pension Settlements and Curtailments (0.0) (0.0) Subtotal Pension and OPEB Gain / (Loss) 0.0$ 0.0$ Total EBIT Special Items (0.3)$ (0.4)$ Cash Effects of Global Redesign (Incl. Separations) (0.2)$ (0.3)$ Q1

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2020 2021 First Quarter (unaudited) Financing revenue Operating leases $ 1,459 $ 1,380 Retail financing 976 990 Dealer financing 485 286 Other financing 22 14 Total financing revenue 2,942 2,670 Depreciation on vehicles subject to operating leases (1,052) (568) Interest expense (984) (804) Net financing margin 906 1,298 Other revenue Insurance premiums earned 47 27 Fee based revenue and other 43 20 Total financing margin and other revenue 996 1,345 Expenses Operating expenses 362 343 Provision for credit losses 586 (40) Insurance expenses 6 5 Total expenses 954 308 Other income / (loss), net (12) (75) Income before income taxes 30 962 Provision for income taxes 36 117 Net income / (loss) $ (6) $ 845

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 March 31, 2021 (unaudited) ASSETS Cash and cash equivalents $ 14,349 $ 10,869 Marketable securities 4,860 3,948 Finance receivables, net Retail installment contracts, dealer financing, and other financing 97,043 92,779 Finance leases 8,027 7,798 Total finance receivables, net of allowance for credit losses of $1,305 and $1,223 105,070 100,577 Net investment in operating leases 26,655 26,561 Notes and accounts receivable from affiliated companies 853 529 Derivative financial instruments 2,601 1,685 Assets held-for-sale 36 14 Other assets 3,705 3,085 Total assets $ 158,129 $ 147,268 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,087 $ 1,136 Affiliated companies 490 844 Total accounts payable 1,577 1,980 Debt 137,677 126,792 Deferred income taxes 504 524 Derivative financial instruments 524 577 Other liabilities and deferred revenue 2,280 2,084 Total liabilities 142,562 131,957 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (478) (579) Retained earnings 10,818 10,663 Total shareholder’s interest 15,567 15,311 Total liabilities and shareholder’s interest $ 158,129 $ 147,268

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2020 2021 First Three Months (unaudited) Cash flows from operating activities Net income / (loss) $ (6) $ 845 Adjustments to reconcile net income to net cash provided in operations Provision for credit losses 586 (40) Depreciation and amortization 1,250 738 Amortization of upfront interest supplements (532) (578) Net change in finance and wholesale receivables held-for-sale (74) — Net change in deferred income taxes 38 13 Net change in other assets (322) 341 Net change in other liabilities (758) 229 All other operating activities 63 114 Net cash provided by / (used in) operating activities 245 1,662 Cash flows from investing activities Purchases of finance receivables (8,222) (8,467) Principal collections of finance receivables 10,258 10,315 Purchases of operating lease vehicles (3,441) (2,841) Proceeds from termination of operating lease vehicles 2,768 2,488 Net change in wholesale receivables and other short-duration receivables (881) 2,628 Proceeds from sale of business 1,340 — Purchases of marketable securities (680) (3,701) Proceeds from sales and maturities of marketable securities 1,535 4,598 Settlements of derivatives 159 56 All other investing activities (22) (10) Net cash provided by / (used in) investing activities 2,814 5,066 Cash flows from financing activities Proceeds from issuances of long-term debt 11,623 4,631 Principal payments on long-term debt (12,652) (14,814) Change in short-term debt, net (904) 568 Cash distributions to parent (343) (1,000) All other financing activities (21) (11) Net cash provided by / (used in) financing activities (2,297) (10,626) Effect of exchange rate changes on cash, cash equivalents and restricted cash (252) (67) Net increase / (decrease) in cash, cash equivalents and restricted cash $ 510 $ (3,965) Cash, cash equivalents and restricted cash at beginning of period $ 9,268 $ 14,996 Net increase / (decrease) in cash, cash equivalents and restricted cash 510 (3,965) Cash, cash equivalents and restricted cash at end of period $ 9,778 $ 11,031